EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
SECOND QUARTER 2011 OPERATING RESULTS

Houston, TEXAS (July 28, 2011) – Camden Property Trust (NYSE: CPT) today announced operating results for the three and six months ended June 30, 2011.

Funds From Operations
FFO for the second quarter of 2011 totaled $0.40 per diluted share or $30.4 million, as compared to $0.66 per diluted share or $46.7 million for the same period in 2010.  FFO for the three months ended June 30, 2011 included: a $0.40 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; and a $4.7 million or $0.06 per diluted share gain on sale of undeveloped land.

FFO for the six months ended June 30, 2011 totaled $1.12 per diluted share or $84.5 million, as compared to $1.34 per diluted share or $93.7 million for the same period in 2010.  FFO for the six months ended June 30, 2011 included:  a $0.40 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.06 per diluted share gain on sale of undeveloped land; a net $3.3 million or $0.04 per diluted share impact related to other income of $4.3 million from the sale of an available-for-sale investment, partially offset by $1.0 million of income taxes associated with that gain; and a $2.1 million or $0.03 per diluted share impact for General & Administrative (“G&A”) costs related to a one-time bonus awarded to all non-executive employees.  FFO for the six months ended June 30, 2010 included a $2.7 million or $0.04 per diluted share impact for income relating to the expiration of an indemnification provision related to one of the Company’s operating joint ventures.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported a net loss attributable to common shareholders (“EPS”) of $16.6 million or $0.23 per diluted share for the second quarter of 2011, as compared to net income of $2.1 million or $0.03 per diluted share for the same period in 2010.  EPS for the three months ended June 30, 2011 included: a $0.42 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; and a $4.7 million or $0.07 per diluted share gain on sale of undeveloped land.

For the six months ended June 30, 2011, Camden reported a net loss attributable to common shareholders of $9.3 million or $0.13 per diluted share, as compared to net income of $4.4 million or $0.06 per diluted share for the same period in 2010.  EPS for the six months ended June 30, 2011 included: a $0.42 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.07 per diluted share gain on sale of undeveloped land; a net $3.3 million or $0.05 per diluted share impact related to gain on sale of an available-for-sale investment; a $2.1 million or $0.03 per diluted share impact for G&A costs related to a one-time bonus awarded to all non-executive employees; and a $1.1 million or $0.02 per diluted share impact from gain on sale of three joint venture interests.  EPS for the six months ended June 30, 2010 included a $2.7 million or $0.04 per diluted share impact for income relating to the expiration of an indemnification provision related to one of the Company’s operating joint ventures.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 47,600 apartment homes included in consolidated same property results, second quarter 2011 same property NOI increased 6.9% compared to the second quarter of 2010, with revenues increasing 5.3% and expenses increasing 2.9%.  On a sequential basis, second quarter 2011 same property NOI increased 3.4% compared to the first quarter of 2011, with revenues increasing 2.9% and expenses increasing 2.2% compared to the prior quarter.  On a year-to-date basis, 2011 same property NOI increased 6.5%, with revenues increasing 4.5% and expenses increasing 1.5% compared to the same period in 2010. Same property physical occupancy levels for the portfolio averaged 94.8% during the second quarter of 2011, compared to 94.2% in the second quarter of 2010 and 93.9% in the first quarter of 2011.

The Company defines same property communities as communities owned and stabilized as of January 1, 2010, excluding properties held for sale and communities under major redevelopment.  A reconciliation of net income attributable to common shareholders to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
Camden completed acquisitions of nine apartment communities during the quarter for approximately $317 million through its discretionary investment funds (“Fund”), in which it owns a 20% interest.  The communities acquired are located in the Tampa, Houston, Dallas, Austin and San Antonio metropolitan areas and consist of 3,407 apartment homes with an average age of three years.

Development Activity
Lease-up continued during the second quarter at Camden Ivy Hall, a $17 million joint venture community owned by the Fund which is currently 88% occupied.  Construction continued during the quarter on three wholly-owned development communities:  Camden LaVina, a $61 million project in Orlando, FL; Camden Summerfield II, a $32 million project in Landover, MD; and Camden Royal Oaks II, a $14 million project in Houston, TX.  Initial occupancy at these communities is scheduled for mid- to late 2011, with construction completions expected by mid-2012.

The Company also began construction during the quarter on three additional wholly-owned development communities comprising 978 apartment homes for a total cost of $141 million:  Camden Montague in Tampa, FL, a $23 million project with 192 apartment homes; Camden Westchase in Tampa, FL, a $52 million project with 348 apartment homes; and Camden Town Square in Orlando, FL, a $66 million project with 438 apartment homes.

In addition, Camden sold two land parcels located in Washington, DC and Austin, TX to the Fund for approximately $12.5 million during the quarter. The Company was reimbursed for previously written-off third party development costs related to these parcels, resulting in a gain of $4.7 million recorded in the second quarter.  Construction on those communities - Camden South Capitol, an $88 million project with 276 apartment homes, and Camden Amber Oaks II, a $25 million project with 244 apartment homes – commenced during the quarter.

Equity Issuance
During the second quarter, Camden issued 550,355 common shares through its at-the-market (“ATM”) share offering programs at an average price of $61.88 per share, for total net consideration of approximately $33.3 million.  Subsequent to quarter-end, the Company issued an additional 499,900 common shares through its ATM program at an average price of $65.77 per share, for total net consideration of approximately $32.4 million.  Year-to-date through July 2011, Camden has issued 1,121,598 common shares through its ATM programs at an average price of $63.12 per share, for total net consideration of approximately $69.5 million.

Earnings Guidance
Camden updated its earnings guidance for 2011 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2011 FFO is expected to be $2.65 to $2.75 per diluted share, and full-year 2011 EPS is expected to be $0.21 to $0.31 per diluted share.  Third quarter 2011 earnings guidance is $0.74 to $0.78 per diluted share for FFO and $0.14 to $0.18 per diluted share for EPS.  Guidance for EPS excludes potential future gains on the sale of properties.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s 2011 earnings guidance is based on projections of same property revenue growth between 4.75% and 5.75%, expense growth between 2.75% and 3.25%, and NOI growth between 6.25% and 7.25%.  Additional information on the Company’s 2011 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, July 29, 2011 at 11:00 a.m. Central Time to review its second quarter 2011 results and discuss its outlook for future performance.  To participate in the call, please dial (866) 843-0890 (Domestic) or (412) 317-9250 (International) by 10:50 a.m. Central Time and enter passcode: 4528256, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 196 properties containing 67,212 apartment homes across the United States.  Upon completion of eight properties under development, the Company's portfolio will increase to 69,421 apartment homes in 204 properties.  Camden was recently named by FORTUNE® Magazine for the fourth consecutive year as one of the “100 Best Companies to Work For” in America, placing 7th on the list.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
OPERATING DATA	2011	2010	2011	2010
Property revenues
Rental revenues	$141,219	$129,614	$279,999	$258,465
Other property revenues	23,887	21,677	46,254	42,278
Total property revenues	165,106	151,291	326,253	300,743

Property expenses
Property operating and maintenance	47,726	43,885	93,951	87,656
Real estate taxes	17,896	18,039	35,603	36,115
Total property expenses	65,622	61,924	129,554	123,771

Non-property income
Fee and asset management	2,471	2,045	4,309	3,883
Interest and other income	86	492	4,857	3,537
Income (loss) on deferred compensation plans	1,375	(3,582)	7,329	(100)
Total non-property income (loss)	3,932	(1,045)	16,495	7,320

Other expenses
Property management	5,109	5,022	10,428	10,205
Fee and asset management	1,670	1,262	2,890	2,456
General and administrative	8,032	7,367	17,820	14,771
Interest	28,381	31,742	58,118	63,297
Depreciation and amortization	45,731	42,010	92,553	84,978
Amortization of deferred financing costs	1,890	713	3,417	1,439
Expense (benefit) on deferred compensation plans	1,375	(3,582)	7,329	(100)
Total other expenses	92,188	84,534	192,555	177,046

Loss on discontinuation of hedging relationship	(29,791)	-	(29,791)	-
Gain on sale of properties, including land	4,748	236	4,748	236
Gain on sale of unconsolidated joint venture interests	-	-	1,136	-
Equity in income (loss) of joint ventures	16	(436)	390	(541)
Income (loss) from continuing operations before income taxes	(13,799)	3,588	(2,878)	6,941
Income tax expense - current	(256)	(304)	(1,576)	(574)
Income (loss) from continuing operations	(14,055)	3,284	(4,454)	6,367
Income from discontinued operations	-	964	-	1,662
Net income (loss)	(14,055)	4,248	(4,454)	8,029
Less income allocated to noncontrolling interests from continuing operations	(792)	(364)	(1,357)	(110)
Less income allocated to perpetual preferred units	(1,750)	(1,750)	(3,500)	(3,500)
Net income (loss) attributable to common shareholders	$(16,597)	$2,134	$(9,311)	$4,419

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income (loss)	$(14,055)	$4,248	$(4,454)	$8,029
Other comprehensive income (loss)
Unrealized loss on cash flow hedging activities	(2,189)	(7,409)	(2,692)	(14,226)
Reclassification of net losses on cash flow hedging activities	33,786	5,784	39,552	11,663
Reclassification of gain on available-for-sale investment to earnings, net of tax	-	-	(3,309)	-
Comprehensive income	17,542	2,623	29,097	5,466
Less income allocated to noncontrolling interests from continuing operations	(792)	(364)	(1,357)	(110)
Less income allocated to perpetual preferred units	(1,750)	(1,750)	(3,500)	(3,500)
Comprehensive income attributable to common shareholders	$15,000	$509	$24,240	$1,856

PER SHARE DATA
Net income (loss) attributable to common shareholders - basic	$(0.23)	$0.03	$(0.13)	$0.06
Net income (loss) attributable to common shareholders - diluted	(0.23)	0.03	(0.13)	0.06
Income (loss) from continuing operations attributable to common shareholders - basic	(0.23)	0.02	(0.13)	0.04
Income (loss) from continuing operations attributable to common shareholders - diluted	(0.23)	0.02	(0.13)	0.04

Weighted average number of common and
common equivalent shares outstanding:
Basic	72,343	68,090	72,126	67,287
Diluted	72,343	68,386	72,126	67,521

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
FUNDS FROM OPERATIONS	2011	2010	2011	2010

Net income (loss) attributable to common shareholders (a)	$(16,597)	$2,134	$(9,311)	$4,419
Real estate depreciation from continuing operations	44,482	40,799	90,056	82,593
Real estate depreciation from discontinued operations	-	780	-	1,625
Adjustments for unconsolidated joint ventures	1,813	2,298	3,819	4,461
(Gain) on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Income allocated to noncontrolling interests	653	688	1,036	583
Funds from operations - diluted	$30,351	$46,699	$84,464	$93,681

PER SHARE DATA
Funds from operations - diluted	$0.40	$0.66	$1.12	$1.34
Cash distributions	0.49	0.45	0.98	0.90

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	75,523	70,987	75,273	70,146

PROPERTY DATA
Total operating properties (end of period) (b)	196	185	196	185
Total operating apartment homes in operating properties (end of period) (b)	67,212	63,658	67,212	63,658
Total operating apartment homes (weighted average)	50,883	50,680	50,882	50,629
Total operating apartment homes - excluding discontinued operations (weighted average)	50,883	49,614	50,882	49,563

(a)	Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the three and six months ended June 30,2011.
(b)	Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
	(In thousands)

(Unaudited)	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2011	2011	2010	2010	2010
ASSETS
Real estate assets, at cost
Land	$760,397	$760,397	$760,397	$763,559	$746,195
Buildings and improvements	4,711,552	4,690,741	4,680,361	4,613,036	4,521,376
	5,471,949	5,451,138	5,440,758	5,376,595	5,267,571
Accumulated depreciation	(1,378,630)	(1,335,831)	(1,292,924)	(1,263,173)	(1,221,422)
Net operating real estate assets	4,093,319	4,115,307	4,147,834	4,113,422	4,046,149
Properties under development, including land	237,549	220,641	206,919	198,377	199,012
Investments in joint ventures	39,398	21,196	27,632	33,226	50,392
Properties held for sale, including land	-	-	-	9,737	9,692
Total real estate assets	4,370,266	4,357,144	4,382,385	4,354,762	4,305,245
Accounts receivable - affiliates	30,401	29,973	31,895	32,269	31,993
Notes receivable - affiliates	-	-	3,194	17,509	38,478
Other assets, net (a)	90,346	92,051	106,175	105,950	87,371
Cash and cash equivalents	63,148	98,771	170,575	91,071	128,155
Restricted cash	4,898	5,354	5,513	5,174	3,738
Total assets	$4,559,059	$4,583,293	$4,699,737	$4,606,735	$4,594,980

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable
Unsecured	$1,380,368	$1,419,681	$1,507,757	$1,507,858	$1,590,287
Secured	1,053,699	1,054,839	1,055,997	1,034,354	981,816
Accounts payable and accrued expenses	78,460	81,972	81,556	82,598	63,663
Accrued real estate taxes	27,424	16,585	22,338	40,340	28,416
Distributions payable	38,966	38,662	35,295	34,548	34,275
Other liabilities (b)	123,829	134,608	141,496	144,146	137,020
Total liabilities	2,702,746	2,746,347	2,844,439	2,843,844	2,835,477

Commitments and contingencies

Perpetual preferred units	97,925	97,925	97,925	97,925	97,925

Equity
Common shares of beneficial interest	834	827	824	804	798
Additional paid-in capital	2,823,690	2,783,621	2,775,625	2,673,606	2,641,354
Distributions in excess of net income attributable to common shareholders	(676,367)	(623,740)	(595,317)	(580,046)	(550,039)
Notes receivable secured by common shares	-	-	-	-	(102)
Treasury shares, at cost	(459,134)	(460,467)	(461,255)	(461,255)	(461,517)
Accumulated other comprehensive income (loss) (c)	93	(31,504)	(33,458)	(41,302)	(43,718)
Total common shareholders' equity	1,689,116	1,668,737	1,686,419	1,591,807	1,586,776
Noncontrolling interest	69,272	70,284	70,954	73,159	74,802
Total equity	1,758,388	1,739,021	1,757,373	1,664,966	1,661,578
Total liabilities and equity	$4,559,059	$4,583,293	$4,699,737	$4,606,735	$4,594,980

(a) Includes:
net deferred charges of:	$14,484	$12,677	$13,336	$14,892	$10,193

(b) Includes:
deferred revenues of:	$2,181	$2,254	$2,332	$2,347	$2,467
distributions in excess of investments in joint ventures of:	$31,040	$33,442	$32,288	$34,045	$33,074
fair value adjustment of derivative instruments:	$27,977	$31,655	$36,898	$43,267	$43,757

(c) Represents the fair value adjustment of derivative instruments, gain on post retirement obligations and unrealized gain on available-for-sale securities, net of tax, if any.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance.  Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable.  The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity.  The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies.  A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss) attributable to common shareholders (a)	$(16,597)	$2,134	$(9,311)	$4,419
Real estate depreciation from continuing operations	44,482	40,799	90,056	82,593
Real estate depreciation from discontinued operations	-	780	-	1,625
Adjustments for unconsolidated joint ventures	1,813	2,298	3,819	4,461
(Gain) on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Income allocated to noncontrolling interests	653	688	1,036	583
Funds from operations - diluted	$30,351	$46,699	$84,464	$93,681

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	72,343	68,386	72,126	67,521
FFO diluted	75,523	70,987	75,273	70,146

Net income (loss) attributable to common shareholders - diluted	$(0.23)	$0.03	$(0.13)	$0.06
FFO per common share - diluted	$0.40	$0.66	$1.12	$1.34

(a)	Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the three and six months ended June 30,2011.

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS).  A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	3Q11 Range		2011 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.14	$0.18	$0.21	$0.31
Expected difference between fully diluted EPS and FFO shares	(0.02)	(0.02)	(0.07)	(0.07)
Expected real estate depreciation	0.57	0.57	2.36	2.36
Expected adjustments for unconsolidated joint ventures	0.04	0.04	0.14	0.14
Recognized gain on sale of unconsolidated joint venture interests	0.00	0.00	(0.02)	(0.02)
Expected income allocated to noncontrolling interests	0.01	0.01	0.03	0.03
Expected FFO per share - diluted	$0.74	$0.78	$2.65	$2.75

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes.  The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss) attributable to common shareholders	$(16,597)	$2,134	$(9,311)	$4,419
Less: Fee and asset management income	(2,471)	(2,045)	(4,309)	(3,883)
Less: Interest and other income	(86)	(492)	(4,857)	(3,537)
Less: (Income) loss on deferred compensation plans	(1,375)	3,582	(7,329)	100
Plus: Property management expense	5,109	5,022	10,428	10,205
Plus: Fee and asset management expense	1,670	1,262	2,890	2,456
Plus: General and administrative expense	8,032	7,367	17,820	14,771
Plus: Interest expense	28,381	31,742	58,118	63,297
Plus: Depreciation and amortization	45,731	42,010	92,553	84,978
Plus: Amortization of deferred financing costs	1,890	713	3,417	1,439
Plus: Expense (benefit) on deferred compensation plans	1,375	(3,582)	7,329	(100)
Less: Gain on sale of properties, including land	(4,748)	(236)	(4,748)	(236)
Less: Gain on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Less: Equity in (income) loss of joint ventures	(16)	436	(390)	541
Plus: Loss on discontinuation of hedging relationship	29,791	-	29,791	-
Plus: Income allocated to perpetual preferred units	1,750	1,750	3,500	3,500
Plus: Income allocated to noncontrolling interests	792	364	1,357	110
Plus: Income tax expense - current	256	304	1,576	574
Less: Income from discontinued operations	-	(964)	-	(1,662)
Net Operating Income (NOI)	$99,484	$89,367	$196,699	$176,972

"Same Property" Communities	$92,326	$86,402	$181,622	$170,504
Non-"Same Property" Communities	7,041	3,062	14,783	6,569
Other	117	(97)	294	(101)
Net Operating Income (NOI)	$99,484	$89,367	$196,699	$176,972

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, and income (loss) allocated to noncontrolling interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss) attributable to common shareholders	$(16,597)	$2,134	$(9,311)	$4,419
Plus: Interest expense	28,381	31,742	58,118	63,297
Plus: Amortization of deferred financing costs	1,890	713	3,417	1,439
Plus: Depreciation and amortization	45,731	42,010	92,553	84,978
Plus: Income allocated to perpetual preferred units	1,750	1,750	3,500	3,500
Plus: Income allocated to noncontrolling interests	792	364	1,357	110
Plus: Income tax expense - current	256	304	1,576	574
Plus: Real estate depreciation from discontinued operations	-	780	-	1,625
Less: Gain on sale of properties, including land	(4,748)	(236)	(4,748)	(236)
Less: Gain on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Less: Equity in (income) loss of joint ventures	(16)	436	(390)	541
Plus: Loss on discontinuation of hedging relationship	29,791	-	29,791	-
EBITDA	$87,230	$79,997	$174,727	$160,247